SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2004

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11303

California	95-3737816
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 451-3771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2004, we entered into an amendment (the “Credit Agreement Amendment”) of our credit agreement with Comerica Bank (“Comerica”), effective as of September 1, 2004. The outstanding principal balance of our bank debt immediately prior to the Credit Agreement Amendment was $4,472,000. Under the Credit Agreement Amendment, we issued an amended promissory note to Comerica in the amount of $599,000 (the “Comerica Note”), and Comerica sold the remaining principal of $3,873,000 to Remington Capital, LLC (“Remington”). We simultaneously issued an amended promissory note to Remington in the amount of $3,873,000 (the “Remington Note”).

The Credit Agreement Amendment resolves the difficulty that had been created by the fact that we were unable to repay our earlier Credit Agreement loan on its January 25, 2004 maturity date. On that day, the outstanding principal balance was $4,749,000; since then we paid down $277,000 of principal and all accrued interest while we continued our discussions with Comerica.

The Comerica Note bears interest at the rate of prime plus 2%, and is payable in monthly installments, from October 1, 2004 to August 1, 2007, of $9,000 plus accrued interest (except the payments due on September 1, 2005 and 2006 are in the amount of $151,000 plus accrued interest). The Remington Note, which is subordinate to the Comerica Note, bears interest at the fixed rate of 7.75%, and is payable in blended monthly installments of principal and interest, from September 25, 2004 to August 25, 2014, of $46,485. Both the Comerica Note and the Remington Note are secured by substantially all of our assets.

Pursuant to the Credit Agreement Amendment, we issued to both Comerica and Remington warrants to purchase 250,000 shares of our unregistered common stock at an exercise price of $0.17 per share. The warrants are exercisable at any time through September 1, 2010.

As previously reported, on September 2, 2004, we entered into a Series C Purchase Agreement (the “Series C Agreement”) with Redwood Holdings, LLC, Paul Hays and Fintan and Janice Molloy. Under the Series C Agreement, simultaneously with the closing under the Credit Agreement Amendment we sold to the above named parties a total of 250 shares of newly-issued shares of unregistered Series C Preferred Stock of Synbiotics Corporation for consideration totaling $250,000 in cash. Redwood Holdings, LLC and Mr. Hays each received 100 shares at the September 23, 2004 closing, and Mr. and Mrs. Molloy received 50 shares at the September 23, 2004 closing. Each share of Series C Stock is convertible at any time into 7,785 unregistered shares of our common stock (subject to anti-dilution adjustments).

Remington is indirectly owned 100% by Jerry L. Ruyan, Thomas A. Donelan and Christopher P. Hendy (collectively “Redwood “). Redwood also owns 94% of the remaining 2,800 shares of our Series C Preferred Stock currently outstanding and is our controlling shareholder. Mr. Donelan and Mr. Hendy, two of the three members of our board of directors, each own 24.9% of Redwood Holdings, LLC. Mr. Hays is our President and Chief Operating Officer, and is also a member of our board of directors.

Item 3.02. Unregistered Sales of Equity Securities.

On September 23, 2004, pursuant to the Credit Agreement Amendment, we issued to both Comerica and Remington warrants to purchase 250,000 shares of our unregistered common stock at an exercise price of $0.17 per share. The warrants are exercisable at any time through September 1, 2010. These securities are exempt from registration as the transaction is a Section 4(2) private offering, involving no underwriters.

In addition, we issued 250 shares of our Series C Preferred Stock on September 23, 2004, as described in Item 1.01 above. This transaction was also a Section 4(2) private offering, involving no underwriters.

Item 9.01. Financial Statements and Exhibits.

a) Financial statements of businesses acquired

Not applicable.

b) Pro forma financial information

Not applicable.

c) Exhibits

4.4.6	Fourth Amendment to Credit Agreement and Loan Documents and Waiver of Defaults between the Registrant and Comerica Bank (and Remington Capital, LLC), dated as of September 1, 2004.

4.4.7	Promissory Note from the Registrant to Comerica Bank, dated September 1, 2004.

4.4.8	Promissory Note from the Registrant to Remington Capital, LLC, dated September 1, 2004.

4.4.9	Subordination Agreement dated as of September 1, 2004 between Comerica Bank and Remington Capital, LLC, and approved by the Registrant.

10.98	Framework Agreement among Comerica Bank, Remington Capital, LLC and the Registrant, dated September 23, 2004.

10.99	Warrant to Purchase Stock, in favor of Comerica Bank, dated as of September 1, 2004.

10.100	Warrant to Purchase Stock, in favor of Remington Capital, LLC, dated as of September 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNBIOTICS CORPORATION

Date: September 27, 2004	/s/ Keith A. Butler
Keith A. Butler
Vice President - Finance and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM 8-K

UNDER

SECURITIES EXCHANGE ACT OF 1934

SYNBIOTICS CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit
4.4.6	Fourth Amendment to Credit Agreement and Loan Documents and Waiver of Defaults between the Registrant and Comerica Bank (and Remington Capital, LLC), dated as of September 1, 2004.

4.4.7	Promissory Note from the Registrant to Comerica Bank, dated September 1, 2004.

4.4.8	Promissory Note from the Registrant to Remington Capital, LLC, dated September 1, 2004.

4.4.9	Subordination Agreement dated as of September 1, 2004 between Comerica Bank and Remington Capital, LLC, and approved by the Registrant.

10.98	Framework Agreement among Comerica Bank, Remington Capital, LLC and the Registrant, dated September 23, 2004.

10.99	Warrant to Purchase Stock, in favor of Comerica Bank, dated as of September 1, 2004.

10.100	Warrant to Purchase Stock, in favor of Remington Capital, LLC, dated as of September 1, 2004.